UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 6, 2023

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	MIR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in Item 5.07 below, at the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Mirion Technologies, Inc. (the "Company"), upon the recommendation of the Company's Board of Directors (the "Board"), the Company's stockholders approved (i) an amendment to Article 8 of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), to provide for exculpation of certain officers to the fullest extent permitted by Delaware General Corporation Law, and (ii) an amendment to Articles 5 and 11 of the Charter to add a sunset date of October 21, 2028 for the supermajority voting provisions.

On June 7, 2023, following the Annual Meeting, the Company filed an Amended and Restated Certificate of Incorporation (the "Amended and Restated Charter"). The foregoing summary of the Amended and Restated Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2023, the Company held its Annual Meeting. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the Annual Meeting.

Proposal 1: Stockholders elected nine directors to the Board, each for a term of one year expiring at the 2024 annual meeting of stockholders and until such director’s successor has been duly elected and qualified, based on the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Lawrence D. Kingsley	169,058,748	0	3,157,783	20,618,993
Thomas D. Logan	171,604,451	0	612,080	20,618,993
Kenneth C. Bockhorst	166,552,715	0	5,663,816	20,618,993
Robert A. Cascella	163,579,950	0	8,636,581	20,618,993
Steven W. Etzel	171,609,721	0	606,810	20,618,993
John W. Kuo	166,528,248	0	5,688,283	20,618,993
Jody A. Markopoulos	166,557,794	0	5,658,737	20,618,993
Jyothsna (Jo) Natauri	169,453,596	0	2,762,935	20,618,993
Sheila Rege	171,788,294	0	428,237	20,618,993

Proposal 2: Stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
192,396,531	381,664	57,329	N/A

Proposal 3: Stockholders approved, on a non-binding advisory basis, the 2022 compensation of the Company’s named executive officers, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
160,554,780	11,642,603	19,148	20,618,993

Proposal 4: Stockholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law, based on the following votes:

	For	Against	Abstentions	Broker Non-Votes
Class A common stock	157,815,915	6,530,133	23,150	20,618,993
Class B common stock	7,847,333	0	0	N/A
Total voting power	165,663,248	6,530,133	23,150	20,618,993

Proposal 5: Stockholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation to add a sunset date for the supermajority voting provisions, based on the following votes:

	For	Against	Abstentions	Broker Non-Votes
Class A common stock	164,062,383	259,552	47,263	20,618,993
Class B common stock	7,847,333	0	0	N/A
Total voting power	171,909,716	259,552	47,263	20,618,993

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Company.
104	Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2023

Mirion Technologies, Inc.
By:    /s/ Brian Schopfer
Name:    Brian Schopfer
Title:    Chief Financial Officer